CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of the first day of January 2013, between Inter Parfums, Inc., a Delaware corporation (“Company”), with offices at 551 Fifth Avenue, New York, NY 10176, and Philippe Benacin Holding SAS, a French corporation (“Consultant”) with is offices at 4, rond point des Champs Elysees, 75008 Paris.

WITNESSETH:

Whereas, Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills and abilities, and background and knowledge, and is willing to engage Consultant upon the terms and conditions set forth herein; and

Whereas, Consultant agrees to be engaged and retained by Company upon the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the recitals, promises and conditions in the Agreement, Consultant and Company agree as follows:

1.	Consulting Services.

Company hereby retains Consultant and Consultant accepts such retention to become a consultant to Company, in general to supervise the operations of Company and its subsidiaries commensurate with the responsibilities and obligations of the President of Company. In addition Consultant is to render advice, consultation and information to the Board of Directors or the officers of Company in such places as may be agreed upon between Company and Consultant, provided that no services shall be rendered within the United States. In particular Consultant agrees to:

(a)            Provide advice with regard to internal business operations of Company, including but not limited to, advise relating to (i) strategic direction of Company, corporate goals and their implementation; (ii) operations of Company and its divisions or subsidiaries or any programs and projects; (iii) financing; (iv)  corporate organization and personnel; (v) and developing new international markets to United States existing operations, as well as procuring new international brand licensing and distribution of international brands for United States operations; and

(b)            Identity and, if authorized by the board of directors of Company, negotiate potential business combination transactions for United States operations, whether in the form of licensing, asset purchases, stock purchases, mergers, joint ventures, strategic alliances or otherwise.

2.            Term. The term of this Agreement shall be for a period of one (1) year commencing on January 1, 2014, and shall continue in effect for subsequent annual periods unless

(a)            either party provides the other party with 120 days advance notice,

(b)            Philippe Benacin, the President of Company, ceases to be the President of Company, in which case this Agreement shall terminate coterminous with such cessation; or

(c)            as otherwise specifically provided in this Agreement.

3.	Compensation and Reimbursement of Expenses.

(a)            In full consideration of the services to be performed hereunder by Consultant throughout the first year of this Agreement, i.e., calendar year 2014, Company agrees to pay to Consultant the sum of $250,000, payable in equal monthly installments. For subsequent years, the remuneration to be paid from Company to Consultant shall be as negotiated between Consultant and the Executive Compensation and Stock Option Committee of the Board of Directors of Company (the “Committee”). Any remuneration in addition to the agreed upon for any year, if any, shall be determined in the discretion of the Committee, taking into account such factors as the Committee deems appropriate, including but not limited to, the services rendered, results of such services and profitability of Company.

(b)            Company agrees to reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant on behalf of Company, provided Consultant submits proper documentation for such expenses, which are reasonably acceptable to Company.

4.            Warranties and Representations of Consultant. Consultant hereby warrants and represents to Company that:

(a)            the execution and delivery of this Agreement and the consummation by Consultant of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Consultant;

(b)            this Agreement constitutes a valid and binding agreement of Consultant, enforceable against it in accordance with its terms.

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5.	Confidentiality, Disclosure of Information.

(a)            Consultant recognizes and acknowledges that Consultant has had and will have access to Confidential Information (as defined below) relating to the business or interests of Company or of persons with whom Company may have business relationships. Except as permitted herein, Consultant will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of Company (except as required by applicable law or in connection with the performance of Consultant’s duties and responsibilities hereunder). The term “Confidential Information” shall include, but not be limited to, information relating to Company’s business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, Company Materials (as defined herein) or any other information relating to Company’s business that is not generally known to the public or to actual or potential competitors of Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 5 by Consultant, regardless of whether Consultant continues to be employed by Company.

(b)            It is further agreed and understood by and between the parties to this Agreement that all “Company Materials,” which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of Company and, upon termination of Consultant’s employment with Company, and/or upon the request of Company, all Company Materials, including copies thereof, as well as all other Company property then in Consultant’s possession or control, shall be returned to and left with Company.

6.	Inventions Discovered by Consultant.

Consultant shall promptly disclose to Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, “Inventions”), conceived or first reduced to practice by Consultant, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, at any time during or after the Term), (a) which pertain to any line of business activity of Company, whether then conducted or then being actively planned by Company, with which Consultant was or is involved, (b) which is developed using time, material or facilities of Company, whether or not during working hours or on Company premises, or (c) which directly relates to any of Consultant’s work during the Term, whether or not during normal working hours. Consultant hereby assigns to Company all of Consultant’s right, title and interest in and to any and all such Inventions. During and after the Term, Consultant shall execute any and all documents necessary to perfect the assignment of such Inventions to Company and to enable Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond Consultant’s agreed compensation during the course of Consultant’s employment. Without limiting the foregoing, Consultant further acknowledges that all original works of authorship by Consultant, whether created alone or jointly with others, related to Consultant’s employment with Company and which are protectable by copyright, are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work is hereby assigned or transferred completely and exclusively to Company. Consultant hereby irrevocably designates counsel to Company as Consultant’s agent and attorney-in-fact to do any and all lawful acts necessary to apply for and obtain patents and copyrights and to enforce Company’s rights under this Section. Company need not take any other action, nor have any other documents executed, to affect such power of attorney. Consultant expressly acknowledges and agrees that such power of attorney is irrevocable and shall be deemed to be coupled with an interest. This Section 6 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of Company that would violate such Moral Rights in the absence of such consent. Consultant agrees to confirm any such waivers and consents from time to time as requested by Company.

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7.	Non-Competition and Non-Solicitation.

Consultant acknowledges that Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets), customers, accounts and business partners all of which constitute legitimate business interests of Company, and further acknowledges that during the course of Consultant’s employment with Company Consultant has had and will have access to Company’s Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of Company. Consultant acknowledges and agrees that any and all “goodwill” associated with any existing or prospective customer, account or business partner belongs exclusively to Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between Consultant and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that Consultant possesses skills that are special, unique or extraordinary and that the value of Company depends upon his use of such skills on its behalf.

In recognition of this, Consultant covenants and agrees that:

(a)            During the Term, and for a period of one (1) year thereafter, Consultant may not, without the prior written consent of the President of Company, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) participate in any business that offers products or services competitive in any way to those offered by Company or that were under active development by Company during the Term.

(b)            During the Term, and for a period of one (1) year thereafter, Consultant may not entice, solicit or encourage any Company employee to leave the employ of Company or any independent contractor to sever its engagement with Company, absent prior written consent to do so from the Board.

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(c)            During the Term, and for a period of one (1) year thereafter, Consultant may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of Company to cease doing business with Company, reduce its relationship with Company or refrain from establishing or expanding a relationship with Company.

8.	Non-Disparagement.

Consultant hereby agrees that during the Term, and at all times thereafter, Consultant will not make any statement that is disparaging about Company, any of its management, officers, owners or employees, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of Company. Consultant further agrees that during the same period Consultant will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of Company or any of its management, officers, owners, or employees.

9.	Relationship of Consultant to Company.

Consultant shall be an independent contractor; in no event shall Consultant be considered an agent of Company.

10.	Provisions Necessary and Reasonable.

(a)            Consultant agrees that (i) the provisions of Sections 5, 6, 7 and 8 of this Agreement are necessary and reasonable to protect Company’s Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 10 of this Agreement are reasonable and necessary to protect Company’s business interests; and (iii) in the event of any breach of any of the covenants set forth herein, Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, Consultant agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as Company may have at law, without posting any bond or security, Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect Company’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

(b)            If any of the covenants contained in Sections 5, 6, 7 and 8 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, then the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

(c)            If any of the covenants contained in Sections 5, 6, 7 and 8 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, then the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

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11.	Termination – Other.

Company shall have the right to terminate this Agreement on notice to Consultant

(a)            for commission of a fraud against Company, provided that Company provides thirty (30) days’ notice to Consultant of the charges of fraud, and Consultant has had the opportunity to respond to such charges, or such longer period as the parties may agree in writing, or

(b)            upon the material breach of Sections 5, 6, 7 and 8 of this Agreement or, provided that Consultant shall have the right to cure any such material breach within forty-five (45) days from the effective date of notice (as hereinafter provided) from Company to Consultant of such material breach; provided, however, that if such cure cannot be reasonably be effected within such forty-five (45) day period, cure is being diligently prosecuted by Consultant with reasonable prospects for a cure within a commercially reasonable time, but in no event longer than ninety (90) days.

12.	Indemnification.

(a)            Company agrees to provide Consultant with indemnification insurance to the same extent it covers officers and directors of Company and its subsidiaries, and indemnify and hold harmless Consultant, its officers and directors, and each controlling person of Consultant, from and against any and all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject for acts committed within the scope of this Agreement.

(b)            Company agrees to pay and advance all expenses incurred or to be incurred by Consultant, including reasonable attorneys’ fees and expenses, in connection with the defense by Consultant its officers and directors, and each controlling person of Consultant, in connection with any and all litigation or adversary proceedings commenced, which arose out of action or inaction by Consultant during the term of this Agreement. Notwithstanding the foregoing, in the event any court of competent jurisdiction determines that Consultant has committed any fraud with respect to Company or any other intentional tort wherein Consultant has procured a pecuniary benefit at the expense of Company, then this Section 12(b) shall be void, and Consultant shall reimburse Company for all expenses advanced hereunder.

13.            Survival. The provisions of Sections 5-12 shall survive the termination of this Agreement.

14.            Taxes. All taxes, duties and other governmental fees or charges arising from Consultant's receipt of remuneration shall be borne by Consultant.

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15.            Cumulative Rights. The rights and remedies granted in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

16.            No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

17.            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

18.            Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws. Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the state courts and of any United States District Court located within the State of New York, County of New York, with regard to any and all actions or proceedings arising out of, or relating to, this Agreement, irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

19.            Assignment and Delegation of Duties. This Agreement may not be assigned by Consultant, and any attempted assignment hereof shall be void and of no effect. This Agreement is in the nature of a personal service contract and the duties imposed hereby are non-delegable.

20.            Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

21.            Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with an acknowledgment copy requested, or by the Express Mail service offered by the United States Post Office, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by mail, three (3) days after it is mailed within the continental United States; if sent by Express Mail service, one day after it is mailed; or by hand delivery, upon receipt.

22.            Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

23.            No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

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24.            Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

[Balance of Page Intentionally Left Blank – Signature Page(s) Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

Inter Parfums, Inc.		Philippe Benacin Holding SAS

By:	/s/ Russell Greenberg	By:	/s/ Philippe Benacin
Russell Greenberg, Chief Executive Officer		Philippe Benacin, President

Dated: March 27, 2014		Dated: March 27, 2014

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